Exhibit 99

Form 4 Joint Filer Information
Name:  Kris Shah
Address:  c/o SSP Solutions, Inc.
17861 Cartwright Road
Irvine, CA 92614
Designated Filer:  Kris and Geraldine Shah Family Trust
Issuer and Tickler Symbol:  SSP Solutions, Inc. (SSPX)
Statement For Month/Day/Year:  October 21, 2003
Signature:  /s/ Kris Shah





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